Exhibit 10.3

Amendment to

Performance Share Unit Agreement

This Amendment to Performance Share Unit Agreement (this “Amendment”) is hereby entered into as of March 30, 2026 by and between Purple Innovation, Inc. (the “Company”) and Todd Vogensen (“Participant”), and constitutes an amendment to Participant’s Performance Share Unit Agreement with the Company dated March 14, 2024 (the “PSU Agreement”). Other than expressly herein set forth, the PSU Agreement remains in full force and effect without change.

WHEREAS, the PSU Agreement provides for an inducement grant under Nasdaq Listing Rule 5635(c)(4), and the Company intended for the PSU Agreement’s performance period to end on the third anniversary of the participant’s employment start date of October 16, 2023 rather than the third anniversary of the grant date of March 14, 2024, which was a drafting error;

WHEREAS, the Company and Participant wish to amend Section 4 of the PSU Agreement to change the last date of the Performance Period to October 16, 2026 to conform the PSU Agreement with the Company’s intent.

NOW, THEREFORE, Section 4 of the PSU Agreement is hereby amended by replacing “March 14, 2027” with “October 16, 2026”.

The parties hereto hereby agree to and adopt this Amendment which shall be and become effective as of the date hereinabove set forth.

PURPLE INNOVATION, INC.

By:	/s/ Robert DeMartini	March 30, 2026
Robert DeMartini,
Chief Executive Officer

/s/ Todd Vogensen		March 30, 2026
Todd Vogensen